Operating Agreement of
                            IBC Pharmaceuticals, LLC
                     (a Delaware Limited Liability Company)



                                    PREAMBLE

         This Operating Agreement (the "Agreement") of IBC Pharmaceuticals, LLC (the "Company"), a limited liability company organized pursuant to the Delaware Act, is entered into and made as of March 5, 1999, by and among the Members. Capitalized terms used herein and not otherwise defined shall have the respective meaning set forth for such terms in Article II.

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations and warranties herein set forth, the Members agree as follows:

                         ARTICLE I - FORMATION; BUSINESS

         SECTION 1.1 Organization; Business. (a) The Company is a limited liability company organized pursuant to the provisions of the Delaware Act.

         (b) The Company shall engage only in the business of development and commercialization of medical products. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business, except to the extent otherwise provided herein or in the Delaware Act.

         SECTION 1.2 Management of the Company. (a) The management of the Company shall be vested in the Board of Managers of the Company as set forth in
Article III.

         (b) Unless authorized by the Board of Managers in accordance with this Agreement, no Member, in such capacity, shall have the authority to act or purport to act on behalf of or to bind the Company.

         SECTION 1.3 Agreement; Inconsistencies with Delaware Act; Reliance on this Agreement. (a) This Agreement shall be the sole source of agreement of the Members relating to the formation, governance and operation of the Company, and, except to the extent a provision of this Agreement is expressly prohibited or ineffective under the Delaware Act, this Agreement shall govern.

         (b) To the extent any provision of this Agreement is prohibited or ineffective under the Delaware Act, this Agreement shall be considered amended to the smallest degree possible in order to make such provision effective under the Delaware Act.


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         (c) The Members hereby agree that each Member shall be entitled to rely on the provisions of this Agreement, and no Member shall be liable to the Company or to any Member for any action or refusal to act taken in good faith reliance on the terms of this Agreement. The Members hereby agree that the duties and obligations imposed on the Members, in their capacity as such, shall be those set forth in this Agreement, which is intended to govern the relationship among the Company and the Members.

         SECTION 1.4 Name. The name of the Company shall be IBC Pharmaceuticals, LLC; however, such name may be changed from time to time by the Board of Managers, and all business of the Company shall be conducted under that name or such other name or names as may be determined by the Board, but in any case, only to the extent permitted by applicable law.

         SECTION 1.5 Effective Date. The Effective Date of this Agreement is June 18, 1998, the date of the filing of the Company's Certificate of Formation with the Secretary of State of the State of Delaware notwithstanding the failure of any Member to execute and deliver this Agreement until after the Effective Date.

         SECTION 1.6 Term.  Unless sooner  dissolved in accordance  with Article
XII hereof, the Company shall be dissolved and its affairs wound up in accordance with the Delaware Act and this Agreement on December 31, 2050 unless such date shall be extended by amendment to this Agreement.

         SECTION 1.7 Registered Agent and Office. The registered agent for service of process on the Company and the Company's registered office shall be as reflected in the Certificate. The Board of Managers, may, from time to time, change such registered agent or office in accordance with the Delaware Act. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Board of Managers shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be, in accordance with the Delaware Act.

         SECTION 1.8 Principal Office. The principal place of business of the Company (the "Principal Office") shall be 300 American Road, Morris Plains, New Jersey 07950. At any time and from time to time, the Board of Managers may change the location of the Principal Office.

         SECTION 1.9 Qualification in Other Jurisdictions. The Board of Managers shall cause the Company to be qualified, formed or registered under assumed or fictitious names statutes or similar laws in any jurisdiction in which the Company conducts business and in which such qualification, formation or registration is required by law or deemed advisable by the Board of Managers. The Board of Managers shall cause an authorized person within the meaning of the Delaware Act to execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.


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                            ARTICLE II - DEFINITIONS

         For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         SECTION 2.1 Additional Member shall mean a Member, other than an Initial Member or a Substitute Member, who has acquired an Interest from the Company.

         SECTION 2.2 Additional Capital Contribution shall mean a Capital Contribution other than the Initial Capital Contribution.

         SECTION 2.3 Adjusted Capital Contributions shall mean the Initial Capital Contributions and Additional Capital Contributions made by a Series B Preferred Member, decreased by distributions to the Series B Preferred Member (other than distributions of the Preferred Allocation) of the amount of any Money and the fair market value of any Property, as such fair market value is determined by the Board of Managers at the time of distribution, net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property within the meaning of Section 752 of the Code.

         SECTION 2.4 Admission Agreement shall mean the agreement between an Additional Member and the Company described in Section 10.3.

         SECTION 2.5 Affected Member shall have the meaning set forth for such term in Section 13.2.

         SECTION 2.6 Affiliate of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

         SECTION 2.7 Agreement shall have the meaning for such term set forth in the preamble to this agreement.

         SECTION 2.8 Available Cash shall mean the amount, if any, by which the Company's cash on hand exceeds the Company's current and anticipated cash needs, including, without limitation, needs for operating expenses, debt service, acquisitions, reserves, and mandatory distributions, if any, as determined from time to time by the Board of Managers in its reasonable judgment.

         SECTION 2.9 Bankrupt Member shall mean a Member who: (i) is adjudged a bankrupt or insolvent, or has become the subject of an order for relief, in any bankruptcy or insolvency proceeding; (ii) files a voluntary petition in bankruptcy; (iii) makes an assignment for the benefit of creditors; or (iv) has initiated, either in an original Proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation arrangement, composition, readjustment, dissolution, or similar relief.


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         SECTION  2.10  Board of  Managers  or  Board  shall  mean the  Board of
Managers of the Company.

         SECTION 2.11 Book Adjustments shall mean adjustments with respect to the Book Value of Company Property for depreciation, depletion, amortization, and gain or loss, as computed in accordance with Section 1.704-l(b)(2)(iv)(g) of the Regulations.

         SECTION 2.12 Book Value shall mean, (i) with respect to Property contributed to the Company, the fair market value (as determined by the Board) of the Property at the time of such contribution as adjusted by Book Adjustments and, (ii) with respect to Company Property which has been Revalued, the fair market value (as determined by the Board) of such Company Property as adjusted by Book Adjustments.

         SECTION 2.13 Business Day shall mean any day other than a Saturday, Sunday or legal holiday observed in the State of New York.

         SECTION 2.14 Capital Account shall mean the account maintained for a Member in accordance with Article VI.

         SECTION 2.15 Capital Account Ratio shall mean, with respect to any Interest held of record by a Member, a fraction (expressed as a percentage) the numerator of which shall be the balance in the Capital Account associated with such Interest as of the time in question and the denominator of which shall be the sum of the balances in the Capital Accounts associated with all the Interests of all the Members as of such time. To the extent, but only to the extent, specifically set forth in this Agreement, the calculation of the Capital Account Ratio shall take into account only the Capital Accounts associated with the Common Interests, the Series A Preferred Interests or the Series B Preferred Interests, as the case may be.

         SECTION 2.16 Capital Contribution shall mean the amount of any Money and the fair market value of any Property (other than Money) contributed by the Member to the capital of the Company, as such fair market value is determined by the Board of Managers at the time of contribution, net of liabilities assumed by the Company or subject to which the Company takes such Property within the meaning of Section 752 of the Code.

         SECTION 2.17 Certificate shall mean the Certificate of Formation of the Company as properly adopted and amended from time to time in accordance herewith and filed with the Secretary of State of the State of Delaware in accordance with the Delaware Act.

         SECTION 2.18 Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and, except with respect to references herein to particular sections of the Code, shall include the Regulations. With respect to references herein to particular sections of the Code, such references shall be deemed to refer to any successor provisions thereto of the Code and shall include the Regulations adopted under such particular sections (or any such successor provisions thereto).

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         SECTION 2.19 Common  Member shall mean a Member who holds of record one or more Common Units.

         SECTION 2.20 Common Interest shall mean all of the rights and obligations of a Common Member hereunder with respect to the Common Units held of record by such Common Member and the Capital Account associated therewith, including, without limitation, rights in distributions (liquidating or otherwise) and allocations of profits, losses, gains, deductions and credits of the Company as provided herein.

         SECTION 2.21 Common Units shall mean the Units representing the Common Interests.

         SECTION 2.22 Company shall mean IBC Pharmaceuticals, LLC, a limited liability company formed under the laws of the state of Delaware, and any successor limited liability company thereto.

         SECTION 2.23 Company Liability shall mean any enforceable debt or obligation for which the Company is liable or which is secured by Company Property.

         SECTION 2.24 Company Minimum Gain shall mean an amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with Section 704 of the Code. A Member's share of Company Minimum Gain at the end of any Taxable Year shall equal the sum of (i) nonrecourse deductions, if any, allocated to that Member (and to that Member's predecessors in interest) up to that time (including prior years) and (ii) the distributions made to that Member (and to that Member's predecessors in interest) up to that time (including prior years) of proceeds of a nonrecourse liability allocable to an increase in Company Minimum Gain minus the sum of (x) that Member's (and of that Member's predecessors in interest) aggregate share of the net decreases in Company Minimum Gain and (y) that Members (and that Members predecessors in interest) aggregate share of decreases resulting from Revaluations of Company Property subject to one or more Company Nonrecourse Liabilities.

         SECTION 2.25 Company Nonrecourse Liability shall mean a Company Liability to the extent that no Member or Related Person, other than the Company, bears the economic risk of loss (as defined in Section 1.752-2 of the Regulations) with respect to the liability.


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         SECTION 2.26  Company  Property  shall mean any  Property  owned by the
Company.

         SECTION 2.27 Conversion Adjustment shall mean (i) a weighted average adjustment (based on all outstanding Series A Preferred Units, Series B Preferred Units and Common Units) in the event that the Company issues additional Interests (other than Common Interests sold, granted or otherwise issued pursuant to the Plan) at a purchase price less than the offering price of the Series B Preferred Units, and (ii) a proportional adjustment for splits, recapitalizations and similar transactions.

         SECTION 2.28 Current Members shall mean all of the Members of the Company as of the date hereof, which Members and the number and type of Units held as of the date hereof are set forth on Exhibit A attached hereto.

         SECTION 2.29 Delaware Act shall mean the Delaware Limited Liability Company Act, as such act may be amended from time to time.

         SECTION 2.30 Designation shall mean the written action or actions of the Board of Managers establishing a class or series of Interest in accordance herewith. Each such Designation shall be deemed an amendment and supplement to, and shall become a part of, this Agreement in accordance with Section 5.1.

         SECTION 2.31 Director shall mean a member of the Board of Managers.

         SECTION 2.32 Disposition (Dispose) shall mean any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance, including dispositions by operation of law.

         SECTION 2.33 Dissociation shall mean any action which causes a Person to cease to be Member as provided in Article XI hereof.

         SECTION 2.34 Dissociated Member shall mean a Person who has ceased to be Member as a result of Dissociation in accordance with Article XI hereof.

         SECTION 2.35 Effective Date shall have the meaning set forth for such term in Section 1.5.

         SECTION 2.36 GAAP shall mean generally accepted accounting principles (applied consistently) as in effect on the applicable date or during the applicable period, as the case may be.

         SECTION 2.37 Initial Capital Contribution shall have the meaning set forth for such term in Section 6.1.

         SECTION 2.38 Initial Members shall mean those persons identified as the Initial Members on Exhibit A attached hereto.


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         SECTION 2.39 Interest shall mean all of the rights and obligations of a
Member hereunder with respect to the Units held of record by such Member and the Capital Account associated therewith, including, without limitation, rights in distributions (liquidating or otherwise) and allocations of profits, losses, gain", deductions, and credits of the Company as provided herein. The Interests shall initially consist of the Common Interests, the Series A Preferred Interests and the Series B Preferred Interests.

         SECTION 2.40 Majority in Interest shall mean Interests representing in excess of 50% of the Units.

         SECTION 2.41 Member shall mean any person that holds of record an Interest in the Company and is admitted as a member of the Company pursuant to the provisions of this Agreement, in such person's capacity as a member of the Company. The Members shall consist of the Common Members, the Series A Preferred Members and the Series B Preferred Members. For purposes of the Delaware Act, the Common Members, the Series A Preferred Members and the Series B Preferred Members shall constitute separate classes of Members.

         SECTION 2.42 Member  Minimum Gain shall mean an amount  determined  by:
(a) first computing for each Member Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then (b) aggregating the separately computed gains. The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with Section 704 of the Code.

         SECTION 2.43 Member Nonrecourse Liability shall mean any Company Liability to the extent the liability is nonrecourse under applicable state law, and on which a Member or Related Person, other than the Company, bears the economic risk of loss under Section 1.752-2 of the Regulations.

         SECTION 2.44 Money shall mean cash or other legal tender of the United States, or any obligation that is immediately reducible to such legal tender without delay or discount. Money shall be considered to have a fair market value equal to its face amount.

         SECTION 2.45 Nonrecourse Liabilities shall mean liabilities that under applicable law are nonrecourse with respect to the Company, including Company Nonrecourse Liabilities and Member Nonrecourse Liabilities.


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         SECTION  2.46  Organization  shall  mean a Person  other than a natural
person.   Organization   shall  include,   without   limitation,   corporations,
partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but the term shall not include joint tenancies and tenancies by the entirety.

         SECTION 2.47 Person shall mean an individual, trust, estate, or any incorporated or unincorporated organization or entity permitted under the laws of the State of Delaware to be a member of a limited liability company.

         SECTION 2.48 Plan shall mean the IBC Pharmaceuticals, LLC Equity Incentive Plan, as such plan may from time to time be amended in accordance with the terms thereof.

         SECTION 2.49 Preferred Allocation shall mean for any given year an amount equal to eight percent (8%) per annum, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days in the period for which the Preferred Allocation is being determined, cumulative but not compounded, of the average daily balance of Adjusted Capital Contributions of the Series B Preferred Members from time to time during the period to which the Preferred Allocation relates, commencing on the first date any Series B Preferred Member is admitted to the Partnership.

         SECTION 2.50 Principal Office shall have the meaning set forth for such term in Section 1.8.

         SECTION 2.51 Proceeding shall mean any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of such court, arbitrator, or governmental agency.

         SECTION 2.52 Profit or Loss of the Company means an amount equal to the Company's taxable income or loss under Code ss.703 (a) and Regulation ss.1.703-1 for the Taxable Year, adjusted as follows:

         (a) All items of income, gain, loss, or deduction required to be separately stated pursuant to Code ss.703(a)(1) shall be included;

         (b) Tax-exempt income as described in Code ss.705(a)(1)(B) realized by the Company during such Taxable Year shall be taken into account as if it were taxable income;

         (c) Expenditures of the Company described in Code ss.705(a)(2)(B) for such year, including items treated under Regulation ss.1.704-l(b)(2)(iv)(i) as items described in Code ss.705 (a)(2)(B), shall be taken into account as if they were deductible items;


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         (d)  With  respect  to  Property  (other  than  Money)  which  has been contributed to the capital of the Company,  Profit and Loss shall be computed in
accordance  with  the  provisions  of  Regulation   ss.1.704-l(b)(2)(iv)(g)   by
computing  depreciation,   amortization,  gain,  or  loss  upon  the  value  (as
determined by the Board) of such property on the books of the Company;

         (e) With respect to any Company Property which has been the subject of a Revaluation pursuant to Section 6.4 or a revaluation event pursuant to Section 6.3, Profit or Loss subsequent to such revaluation shall be determined based upon the fair market value of such property as determined in such revaluation;

         (f) Interest paid on loans made to the Company by a Member, and salaries, fees, and other compensation paid to any Member shall be treated as deductible items in computing Profit and Loss.

         SECTION 2.53 Property shall mean any property real or personal, tangible or intangible (including goodwill), including Money, and any legal or equitable interest in such property, but excluding services and promise. to perform services in the future.

         SECTION 2.54 Qualified Offering shall mean a firmly underwritten public offering of equity of the Company for a total offering of not less than $15 million (after deduction of underwriters commissions and expenses) or upon the closing of a rights or similar offering to the holders of the Company's equity or to any holders of the equity of affiliates of the Company which raises net proceeds for the Company of not less than $15 million (after deduction of underwriters commissions and expenses) following which the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

         SECTION 2.55 Regulations shall mean, except where the context indicates otherwise, the permanent, temporary, or proposed and temporary regulations of the United States Department of the Treasury promulgated under the Internal Revenue Code of 1986, as amended from time to time, as such regulations may be lawfully changed from time to time.

         SECTION 2.56 Related Person shall mean a person having a relationship to a Member that is described in Section 1.752-4(b) of the Regulations, or any successor provision.

         SECTION 2.57 Revaluation shall mean the adjustment to the Book Value of Company Property as provided in Section 6.4.

         SECTION 2.58 Revaluation Date shall mean the date on which a Revaluation Event occurs.

         SECTION 2.59 Revaluation Event shall mean (i) the admission of a Member in accordance with Article X (other than the admission of (a) a Substitute Member), or (b) a Series B Preferred Member on or prior to March 1, 1999 or such later date as may be set by the Board of Managers, (ii) a contribution of Property to the Company by a Member in respect of an Interest (other than a de

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

minimis amount), (iii) a liquidating distribution of Property by the Company to a Member in complete liquidation of such Members Interest, or (iv) the liquidation of the Company.

         SECTION 2.60 Series A Preferred Interest shall mean all of the rights and obligations of a Series A Preferred Member hereunder with respect to the Series A Preferred Units held of record by such Series A Preferred Member and the Capital Account associated therewith, including, without limitation, rights in distributions (liquidating or otherwise) and allocations of profits, losses, gains, deductions and credits of the Company as provided herein.

         SECTION 2.61 Series B Preferred Interest shall mean all of the rights and obligations of a Series B Preferred Member hereunder with respect to the Series B Preferred Units held of record by such Series B Preferred Member and the Capital Account associated therewith, including, without limitation, rights in distributions (liquidating or otherwise) and allocations of profits, losses, gains, deductions and credits of the Company as provided herein.

         SECTION 2.62 Series A Preferred Member shall mean a Member who holds of record one or more Series A Preferred Units.

         SECTION 2.63 Series B Preferred Member shall mean a Member who holds of record one or more Series B Preferred Units.

         SECTION 2.64 Series A Preferred Units shall mean the Units representing the Series A Preferred Interests.

         SECTION 2.65 Series B Preferred Units shall mean the Units representing the Series B Preferred Interests.

         SECTION 2.66 Substitute Member shall mean a Person who acquired an Interest from a Member and who has been admitted as a Member pursuant to this Agreement.

         SECTION 2.67 Taxable Year shall mean the calendar year or such other taxable year of the Company established by the Board of Managers pursuant to
Section 706 of the Code.

         SECTION 2.68 Taxing Jurisdiction shall mean the United States federal and any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Members share of the income or gain attributable to the Company.

         SECTION 2.69 Tax Matters Partner shall have the meaning set forth for such term in Section 8.3.

         SECTION 2.70 Term shall have the meaning set forth in Section 1.6.

         SECTION  2.71 Units  shall have the  meaning set forth for such term in
Section 5.1.

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                         ARTICLE III - BOARD OF MANAGERS

         SECTION 3.1 Powers of the Board. (a) The business affairs of the Company shall be managed by the Board of Managers in accordance with this Agreement. The Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or this Agreement directed or required to be exercised or done by the Members.

         (b) Except as otherwise provided in this Agreement, the Board of Managers may delegate any or all of its powers to committees of the Board established by the Board, and to officers and agents elected or designated by the Board or a duly constituted committee thereof.

         SECTION 3.2 Current Board Members. The Board of Managers of the Company as of the date hereof consists of five (5) persons identified on Exhibit B hereto.

         SECTION 3.3 Records to be Maintained. The Board of Managers of the Company shall maintain, or cause to be maintained, the following records at the Principal Office:

         (a) A current list of the full name and last known business or residence address of each Member and former Member and the Capital Account of each Member associated with their respective Interests, as of a recent practicable date;

         (b) A copy of the Certificate and all amendments thereto;

         (c) Copies of the Company's federal, foreign, state and local income tax returns and reports, if any, for the seven most recent years;

         (d) Copies of this Agreement, including all subsequent amendments thereto; and

         (e) Copies of all financial statements of the Company for the seven most recent years.

         SECTION 3.4 Reports to Members. (a) The Board of Managers shall provide (or cause the Company to provide) reports at least annually to the Members at such time (but not later than 90 days after the end of each fiscal year of the Company, unless good cause is shown) and in such manner as it shall reasonably determine, which reports shall include (i) a balance sheet of the Company as of the close of the last completed fiscal year, a statement of income showing the results of operation of the Company during such year, and a cash flow statement showing the cash receipts and disbursements of the Company during such year, each prepared in accordance with GAAP, (ii) a statement showing each Member's share of Profit or Loss of the Company for such year, and (iii) such other information as the Board deems appropriate. The Board shall provide (or cause the Company to provide) all Members with the information returns required by the Code and the laws of any applicable state in a timely manner.

         (b) The Company shall deliver to any holder of Series A Preferred Units or Series B Preferred Units, or Common Units issued upon conversion of the Preferred Units, which Units represent greater than 5% of the outstanding Units, customary audited annual and unaudited quarterly financial statements. This provisions shall terminate upon a Qualified Offering.


                    ARTICLE IV - RIGHTS AND DUTIES OF MEMBERS

         SECTION 4.1 General Rights. All Members shall be entitled to all of the rights associated with membership in the Company set forth in this Agreement, including without limitation, the right to vote in accordance herewith on any matter required hereunder to be submitted to a vote of the Members and the right to receive distributions of Company Property for such Member's Interest upon dissolution of the Company as provided in Article XII.

         SECTION 4.2 No Right to Withdraw. (a) No Member shall have the right to withdraw as a Member of the Company, Dispose of its Interest, receive any distributions of Company Property in respect of such Interest or to have its Interest redeemed by the Company prior to the dissolution of the Company, even if such Member Dissociates, except as provided herein. Upon the dissolution of the Company, the Members' rights to receive distributions of Company Property in respect of the Interests shall be as set forth in Article XII.

         (b) The provisions in this Section with respect to a Member's right to receive distributions of Company Property in respect of such Member's Interest upon withdrawal from the Company, Dissociation or dissolution of the Company are exclusive and no Member shall be entitled to claim any further or different payments or distributions upon any such withdrawal, Dissociation or dissolution under Section 18-604 of the Delaware Act or otherwise.

         SECTION 4.3 Limited Liability of Members. No Member shall be obligated personally for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

         SECTION 4.4 Representations and Warranties. Each Current Member represented and warranted to the Company as of the date of his or its admission as a Member, and each person who after the date hereof becomes a Member shall, by executing and delivering to the Company a counterpart signature page hereto, represent and warrant to the Company and each other Member that: (a) if that Member is an Organization, that as of the date of its admission as a Member it is duly organized, validly existing, and in good standing under the law of its state of organization and that as of such date it has full organizational power to execute and deliver this Agreement and to perform its obligations hereunder;
(b) that the Member acquired its Interest in the Company for the Member's own account as an investment and without an intent to distribute the Interest; (c) the Member was aware that the Interests have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements and then only upon compliance with the terms and conditions set forth in this Agreement; and (d) if that Member is an Organization, immediately following the acquisition of its Interest, the value of such Interest, together with the value of all securities owned by such Member of all issuers which are or would be excluded from the definition of investment company solely by Section 3(c)(1) of the Investment Company Act of 1940, as amended (but for the exception set forth in subparagraph
(A) of such Section), would not exceed ten percent (10%) of the value of such Member's total assets.

                      ARTICLE V - DESCRIPTION OF INTERESTS

         SECTION 5.1 Classes and Series of Interests. (a) The Interests in the Company shall be initially divided into three classes, the Common Interests, the Series A Preferred Interests and the Series B Preferred Interests. The holders of record of the different classes and series of Interests shall have such rights and obligations associated with such Interests as are provided herein. Other preferred Interests may be issued from time to time in one or more series with such relative rights, powers, preferences, limitations and restrictions as may from time to time be established in a written action or actions (herein referred to as a "Designation") of the Board of Managers providing for the issue of such series of preferred Interests as provided in and expressly subject to the limitations of this Article.

         (b) The Interests shall be evidenced by units (the "Units") which shall not be evidenced by any certificate or other written instrument, but shall only be evidenced by this Agreement and the holders of record of the Units shall be as is reflected on the books of the Company.

         (c) The total number of Units of all classes of Interests which the Board of Managers shall have the authority to issue shall be 39,000,000, and shall consist of: (i) 7,000,000 Series A Preferred Units, all of one class and series; (ii) 2,000,000 Series B Preferred Units, all of one class and series; and (iii) 15,000,000 Common Units, all of one class and series; and (iv) 15,000,000 Units, which shall be available to be issued as Common Units (subject to the limitation contained in Section 5.2), Series A Preferred Units, Series B Preferred Units or other preferred Units under such other series as the Board of Managers designates from time to time in accordance herewith), in such amounts and between such classes and among such series as the Board of Managers or any authorized committee thereof shall determine from time to time in its sole and absolute discretion.

         SECTION 5.2 Common Units. The granting and issuance of Common Units to employees, directors, managers and consultants shall be subject to the terms and conditions contained herein and in the Plan; provided, however, to the extent any provision of the Plan is deemed to conflict with any provision of this Agreement, this Agreement shall control. No Common Units shall be granted or issued to employees, directors, managers and consultants if the effect of such grant or issuance would be to increase the number of Common Units outstanding to a number in excess of 10% of the total number of Units of all classes then outstanding (taking into account any outstanding Common Units issued to employees, directors, managers and consultants).

         SECTION 5.3 Series A Preferred Units. (a) There shall initially be 7,000,000 Series A Preferred Units representing 92.10% of the total outstanding Units.

         (b) The Series A Preferred Units shall be convertible at the election of the holder into Common Units on a one-for-one basis, subject to the Conversion Adjustment.

         (c) The Series A Preferred Units shall be automatically converted into Common Units on a one-for-one basis, subject to the Conversion Adjustment, in the event that (i) the holders of at least 51% of the then outstanding Series A Preferred Units consent to such conversion or (ii) upon the closing of a Qualified Offering.

         (d) For so long as at least 70% of the Series A Preferred Units remain outstanding, consent of the holders in-interest of at least 75% of the Series A Preferred Units shall be required for any action that:

                           (i)   adversely   alters  or  changes   the   rights,
                  preferences or privileges of the Series A Preferred Interests,

                           (ii) creates (by  reclassification  or otherwise) any
                  new class or series of preferred Interests (or other securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Interests,

                           (iii) results in the  redemption of Interests  (other
                  than pursuant to the Plan or other equity incentive agreements with service providers giving the Company the right to repurchase Interests upon the termination of service),

                           (iv) results in any merger, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Company are sold,

                           (v) amends or waives any  provision of the  Company's
                  Certificate of Formation or Operating Agreement relative to the Series A Preferred Interests,

                           (vi) increases the  authorized  size of the Company's
                  Board of Managers,

                           (vii) results in any distribution to the Members other than the Preferred Allocation and distributions to Members to pay taxes in accordance with Section 7.5, or

                           (viii)   causes   the   Company   to   convert  to  a
                  corporation.

         (e) Holders of Series A Preferred Interests shall have the right in the event the Company proposes to offer Interests or other securities of the Company to any person for cash (other than Common Interests issued pursuant to the Plan or other equity incentive agreements with service providers) to purchase all or any portion of such Interests or other securities. Such Interests or other securities shall be offered to holders of Series A Preferred Interests on a pro-rata basis. Any Interests or securities not subscribed for by a holder may be reallocated among the other holders of Series A Preferred Interests. If the holders of Series A Preferred Interests do not subscribe for all of such Interests or other securities, that portion that is not purchased may be offered to other parties on terms no less favorable to the Company. Such preemptive right will terminate upon a Qualified Offering.

         SECTION 5.4 Series B Preferred Units. (a) There shall initially be 600,034 Series B Preferred Units representing 7.90% of the total outstanding Units.

         (b) The holders of Series B Preferred Units shall be entitled to the Preferred Allocation as provided in Section 2.49.

         (c) The Series B Preferred Units shall be convertible at the election of the holder into Common Units on a one-for-one basis, subject to the Conversion Adjustment.

         (d) The Series B Preferred Units shall be automatically converted into Common Units on a one-for-one basis, subject to the Conversion Adjustment, in the event that (i) the holders of at least 51% of the then outstanding Series B Preferred Units consent to such conversion or (ii) upon the closing of a Qualified Offering.

         (e) For so long as at least 75% of the Series B Preferred Units remain outstanding, consent of the holders of at least 51% in-interest of the Series B Preferred Units shall be required for any action that:

                           (i)   adversely   alters  or  changes   the   rights,
                  preferences or privileges of the Series B Preferred Interests, or

                           (ii) creates (by  reclassification  or otherwise) any
                  new class or series of Interests having rights, preferences or privileges senior to or on a parity with the Series B Preferred Interests.

         SECTION 5.5 Other Units. (a) Authority is hereby expressly granted to the Board of Managers, subject to the provisions of this Agreement and the approval of the Series A Preferred Interests and the Series B Preferred Interests in accordance with Section 5.3 and Section 5.4, respectively, to authorize the issuance of one or more series or classes of Interests and to establish each such series by a written action or actions (including without limitation an amendment to this Agreement) providing for the issue of such series.

         SECTION 5.6 Preferred Allocation. (a) To the extent provided in subsection (b) of this Section, there shall accumulate with respect to each outstanding Series B Preferred Unit, in preference to any allocation to the Series A Preferred Interests and the Common Interests, an annual amount equal to the Preferred Allocation.

         (b) (i) The Preferred Allocation with respect to the outstanding Series B Preferred Units held of record on December 31 of such year shall accumulate as of such date, whether or not there shall be (at the time such amounts accumulate or at any other time) Profit sufficient to make an allocation equal to such amounts to the Capital Accounts of the Preferred Members in accordance with
Section VII (due to the allocations of profits losses contained therein) and whether or not the distribution of property in an amount equal to such amounts shall have been authorized by the Board of Managers or permitted hereunder. Accumulated and undistributed Preferred Allocation shall not bear interest.

         (c) Profit in an amount equal to the Preferred Allocation shall be allocated to the Capital Accounts of the Series B Members only to the extent and as provided in Section 7.1, and property in an amount equal to the Preferred Allocation shall be distributed to the Series B Preferred Members only to the extent and as provided in Section 7.5.

         SECTION 5.7 Voting. (a) Except as otherwise expressly provided in this Agreement or the Designation with respect to any class or series of Interests,
(i) the holders of Units shall have full voting rights and powers with respect to all matters required hereunder to be submitted to the vote, or which requires the consent, of the Members and each Unit shall be entitled to one vote on all such matters, and (ii) the Common Units, the Series A Preferred Units, the Series B Preferred Units, and all other classes or series of Units shall vote together as a single class on all such matters.

         SECTION 5.8 Purchase of Interests by the Company. The Board of Managers shall not, unless consented to by the holders of Series A Preferred Interests in accordance with Section 5.3(d), purchase, redeem or otherwise acquire any Interests. Notwithstanding the preceding sentence and Section 5.3(d), if the Board of Managers in its reasonable judgment determines that, for the purpose of maintaining for the Company an exemption from the registration requirements of the Investment Company Act of 1940, as amended, the Company should purchase, redeem or otherwise acquire Interests from any Member or Members, the Company may purchase, redeem or otherwise acquire such Interests from such Member or Members, on such terms and conditions as the Board shall reasonably determine, to the extent and in the manner (which need not be pro rata) necessary or advisable to maintain such exemption.

         SECTION 5.9 Status of Unit Redeemed, Transferred or Dissociated. (a) All Units redeemed, purchased or otherwise acquired by the Company shall be canceled and thereupon restored to the status of authorized but unissued Units.

         (b) All Units held by persons who are not Members, whether through Dissociation or otherwise, shall not be deemed outstanding for purpose of any vote, consent or other action of the Members required or permitted under the Delaware Act or this Agreement.

         SECTION 5.10 Preemptive and Appraisal Rights. Except with respect to the Series A Preferred Interests pursuant to Section 5.3(e), no Member shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issuance of Units of any class or series whatsoever, or of securities convertible into any

Units of any class or series whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of distribution. No Member shall have any appraisal rights under Section 18-210 of the Delaware Act or otherwise.

         SECTION 5.11 Persons Deemed Members. The Company may treat the Person in whose name any Interest shall be registered on the books and records of the Company as a Member and the sole holder of such Interest for purposes of receiving distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claims to or interest in such Interest on the part of any other Person, whether or not the Company shall have actual or other notice thereof.

                 ARTICLE VI - CONTRIBUTIONS AND CAPITAL ACCOUNTS

         SECTION 6.1    Initial Capital Contributions.  (a)  As of the Effective
Date,   each  Initial  Member  is  deemed  to  have  made  the  Initial  Capital
Contribution described for that Member on Exhibit A.

         (b) Except to the extent expressly agreed to in writing by the Company, no interest shall accrue at any time on any contribution to the capital of the Company or on any Members Capital Account. No Member shall have the right to Dispose of its Interest, except to the extent provided in Section 9.1, or be repaid any contribution or any part of such Member's Capital Account, except to the extent provided in Article VII (relating to distributions) and Section 12.3 (relating to dissolution).

         (c) Each Additional Member shall make the contribution, if any, and shall perform any commitment described in the Admission Agreement entered into between the Company and such Additional Member. The value of the Additional Members contribution and the time for making such contribution shall be set forth in such Admission Agreement.

         SECTION 6.2 Maintenance of Capital Accounts. (a) The Company shall establish and maintain a separate Capital Account for each Member. The amount credited to the Capital Accounts of the Initial Members as of the Effective Date is the respective amounts set forth under the column "Value of Contribution" on Exhibit A hereto. Each Additional Member's Capital Account shall initially equal the fair market value (as such fair market value is determined by the Board at the time of contribution), net of liabilities assumed by the Company, of the Property contributed by such Member to the capital of the Company for such Member's Interest.

         (b) Each Member's Capital Account shall be increased by (i) the amount of any additional Money contributed by the Member to the capital of the Company,
(ii) the fair market value of any additional Property (other than Money) contributed by the Member to the capital of the Company, as such fair market value is determined by the Board of Managers at the time of contribution, net of liabilities assumed by the Company or subject to which the Company takes such Property within the meaning of Section 752 of the Code, and (iii) the Member's share of Profits as determined in accordance with Article VII.

         (c) Each Member's Capital Account shall be decreased by (i) the amount of any Money distributed to the Member by the Company, (ii) the fair market value of any Property distributed to the Member, as such fair market value is determined by the Board of Managers at the time of distribution, net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property within the meaning of Section 752 of the Code, and (iii) the Member's share of Losses as determined in accordance with Article VII.

         SECTION 6.3 Adjustments to Capital Accounts upon Distribution of Assets. If the Company at any time distributes any Company Property (other than Money) in-kind to any Member, the Capital Account of each Member shall be adjusted, to the extent not previously adjusted pursuant to Section 6.4, to account for that Member's allocable share (as determined in accordance with Article VII below) of the Profit or Loss that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

         SECTION 6.4 Revaluation of Company Property. The Capital Accounts of the Members shall be increased or decreased to reflect a Revaluation of Company Property (including intangible assets such as goodwill) on the Company's books upon the occurrence of a Revaluation Event. Upon such Revaluation: (i) the Book Value of all Company Property shall be adjusted based on the fair market value (as determined by the Board) of such Company Property (taking into account
Section 7701(g) of the Code) on the Revaluation Date; and (ii) the unrealized income, gain, loss, or deduction with respect to such Company Property (that has not been reflected in the Capital Accounts previously) shall be allocated among the Members as if there were a taxable disposition of such Company property for such fair market value on the Revaluation Date. In the event the Book Value of any Company Property is adjusted pursuant to this Section, subsequent allocations of income, gain, loss and deduction for purposes of Federal, state and local taxes with respect to such property shall take account of any variation between the adjusted basis of such property for Federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

         SECTION 6.5 Transfer of Capital Accounts. In the event of a sale, exchange or other transfer of some or all of an Interest and only to the extent such sale or exchange is permitted hereunder, the Capital Account of the Member transferring such Interest (and the Preferred Allocation, if not reflected in the Capital Account) shall become the Capital Account (and Preferred Allocation) of the transferee to the extent it relates to the portion of the Interest transferred. Such transferee shall be deemed a Member only in accordance with
Article X.

         SECTION 6.6 Compliance with Section 704(b) of the Code. The provisions of this Article as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified, to cause the allocations of profits, losses, income, gain and credits pursuant to Article VII to have substantial economic effect under the Regulations promulgated under
Section  704(b) of the Code,  in light of the  distributions  made  pursuant  to
Article VII and the contributions to the Company made pursuant to this Article. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or to otherwise personally obligate any Member to make a contribution in excess of the contribution of the Member required by Section 6.1.

                   ARTICLE VII - ALLOCATIONS AND DISTRIBUTIONS

         SECTION 7.1 Allocations of Profit and Loss. Except as may be required by Section 704(c) of the Code and Sections 7.2, 7.3, and 7.4 of this Article:

         (a) the Company's Loss for each Taxable Year shall be allocated to the Capital Accounts of the Members, as of the close of business for such year, as follows:

                  (i) First, to the holders of the Series B Preferred Interests (on a per Unit basis) until the Capital Accounts in respect of all such Interests are reduced to zero;

                  (ii) Second, among the holders of the Series A Preferred Interests (on a per Unit basis) until the Capital Accounts in respect of all the Series A Preferred Interests are reduced to zero;

                  (iii) Third, among the holders of the Common Interests (on a per Unit basis) until the Capital Accounts in respect of all the Common Interests are reduced to zero; and

                  (iv) Lastly, all of the remaining Loss shall be allocated among the holders of the Common, Series A Preferred and Series B Preferred Interests (on a per Unit basis without regard to class or series).

         (b) the Company's Profit for each Taxable Year shall be allocated to the Capital Accounts of the Members, as of the close of business for such year, as follows:

                  (i) First, to any Members with negative Capital Accounts (on a per Unit basis) until such Members' Capital Accounts equal zero;

                  (ii) Second, to the holders of the Series B Preferred Interests (on a per Unit basis) in an amount equal to the excess of (x) the amount of all Losses allocated to such Interests from the date of the establishment of the Capital Accounts in respect of such Interests through the close of business for such Taxable Year pursuant to clause (a)(i) above over (y) the amount of Profit allocated to such holders in respect of such accounts pursuant to this clause (b)(ii) for all prior Taxable Years;

                  (iii) Third, to the holders of the Series A Preferred Interests (on a per Unit basis) in an amount equal to the excess of (x) the amount of all Losses allocated to such Interests from the date of the establishment of the Capital Accounts in respect of such Interests through the close of business for such Taxable Year pursuant to clause (a)(ii) above over
(y) the amount of Profit allocated to such holders in respect of such accounts pursuant to this clause (b)(iii) for all prior Taxable Years;

                  (iv) Fourth, to the holders of the Common Interests (on a per Unit basis) in an amount equal to the excess of (x) the amount of all Losses allocated to such Interests from the date of the establishment of the Capital Accounts in respect of such Interests through the close of business for such Taxable Year pursuant to clause (a)(iii) above over (y) the amount of Profit allocated to such holders in respect of such accounts pursuant to this clause
(b)(iv) for all prior Taxable Years;

                  (v) Fifth, to the holders of the Series B Preferred Interests (on a per Unit basis) in an amount equal to the excess of (x) all Preference Allocations accumulated with respect to such Interests through the close of business for such Taxable Year pursuant to Article V, over (y) all Preference Allocations allocated to such holders in respect of such Series B Preferred Interests for all prior Taxable Years pursuant to this clause (v);

                  (vi) Lastly, all remaining Profit shall be allocated to the Common, Series A Preferred and Series B Preferred Members (on a per Unit basis without regard to class or series).

         SECTION 7.2 Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for a Taxable Year, each Member shall be allocated items of income and gain for that Taxable Year equal to that Person's share of the net decrease in Company Minimum Gain. A Member shall not be subject to the Company Minimum Gain chargeback requirement of this Section to the extent the Member's share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing, or other change in the debt instrument causing it to become partially or wholly a Recourse Liability or a Member Nonrecourse Liability, and the Member bears the economic risk of loss (within the meaning of Section 1.752-2 of the Regulations) for the newly guaranteed, refinanced, or otherwise changed liability.

         SECTION 7.3 Member Minimum Gain Chargeback. If during a Taxable Year there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain as of the beginning of that Taxable Year shall be allocated items of income and gain for that Taxable Year (and, if necessary, for succeeding Taxable Years) equal to that Members share of the net decrease in the Company Minimum Gain.

         SECTION 7.4 Qualified Income Offset. Notwithstanding any provision of this Agreement to the contrary, in the event that a deficit in a Member's Capital Account is created or increased (taking into account any allocations, adjustments, or distributions described in Sections 1.704-l(b)(2)(ii)(d)(4),
(5), or (6) of the Regulations) in excess of such Member's share of Company Minimum Gain and Member Minimum Gain, plus the amounts, if any, that the Member is obligated to restore to the Company, such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of income and gain for such year) in an amount and manner sufficient to offset such deficit as quickly as possible.

         SECTION 7.5 Interim Distributions. Except as otherwise provided in and subject to subsection (b) of this Section, to the extent of the Available Cash the Board of Managers may, and in the case of clauses (a) and (b) of this
Section 7.4 shall, authorize the following distributions of Company Property to the Members on a per Unit basis:

         (a) Within a reasonable time after the end of each Taxable Year, the Company shall distribute to each Member, without regard to class or series, cash in an amount intended to provide each such Member with funds for the payment of federal income taxes resulting from the allocations made pursuant to Article VII to such Member for such Taxable Year; provided, however, any cash distribution to be paid to any Member pursuant to this clause may, at the discretion of the Board, be reduced by the amount of any cash distributions paid to such Member during or in respect of such Taxable Year pursuant to this Section 7.5 other than pursuant to this subsection (a). Any distributions paid pursuant to this clause shall be based upon a notional tax rate determined by the Board and applied to all such profit allocations regardless of the tax status of the individual Members, and any such distributions may, at the discretion of the Board, be taken into account for purposes of this Section when determining the amount of undistributed Preferred Allocations.

         (b) Within a reasonable time after the end of each Taxable Year, the Company shall distribute to each Series B Preferred Member, Money or other Property in an amount up to all accumulated and undistributed Preferred Allocations.

         (c) Provided that Money or other Property in an amount equal to all accumulated and undistributed Preferred Allocations has been distributed to the Series B Preferred Members, the Company may distribute to each Member (on a per Unit basis, without regard to class or series), such additional Cash or other Property as the Board determines in its sole discretion.

                              ARTICLE VIII - TAXES

         SECTION 8.1 Elections. The Board of Managers may, in its discretion, make or refrain from making any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction that it deems necessary or advisable, including, without limitation, any election under Section 754 of the Code or any successor provision.

         SECTION 8.2 Taxes of Taxing Jurisdictions. To the extent that the laws of any Taxing Jurisdiction requires, the Company may withhold and pay over to such Taxing Jurisdiction the amount of any tax, penalty or interest required to be withheld and paid over under such laws with respect to items of income, gain and any other amounts allocable to any Member hereunder. Any such payments shall be treated as a distribution for purposes of Article VII.

         SECTION 8.3 Tax Matters Partner. IMG Technology, L.L.C. Technology, LLC is hereby designated as the "tax matters partner" of the Company pursuant to
Section 6231(a)(7) of the Code. The Board of Managers may, in its discretion from time to time, designate any other Member as the "Tax Matters Partner", provided such Member agrees to such designation. The Board of Managers is specifically directed and authorized to take whatever steps it deems necessary or desirable to perfect each such designation. The Tax Matters Partner shall take such action as many be necessary to cause each other Member to become a notice partner within the meaning of Section 6223 of the Code. Any Member who is designated tax matters partner may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the Board of Managers. Expenses incurred by the Tax Matters Partner, in its capacity as such, will be borne by the Company.

         SECTION 8.4 Method of Accounting. The records of the Company shall be maintained on the accrual method of accounting.

         SECTION 8.5 Company Tax Returns. The Board of Managers shall cause to be prepared and timely filed all tax returns required to be filed for the Company.

         SECTION 8.6 Tax Reports. The Board of Managers shall, as promptly as practicable and in any event within 90 days after the end of each fiscal year, cause to be prepared and mailed to each Member of record federal income tax form K-1 and any other forms which are necessary or advisable.

         SECTION 8.7 Taxation as Partnership. The Members recognize that the Company will be treated as a partnership for U.S. federal income tax purposes, and the Board of Managers shall operate the Company in such a manner as will preserve its treatment as a partnership for U.S. federal income tax purposes.

                      ARTICLE IX - DISPOSITION OF INTERESTS

         SECTION 9.1 Dispositions. (a) No Member may dispose of all or any portion of that Member's Interest unless such Disposition complies with subsection (b) of this Section and unless:

         (i) such disposition, alone or when combined with other transactions, would not result in a termination of the Company within the meaning of Section 708 of the Code;

         (ii) the Company upon request receives an opinion of counsel satisfactory to the Board of Managers that such disposition is subject to an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws;

         (iii) the Company receives from the transferee of such Interest the information and agreements that the Board of Managers may reasonably require, including but not limited to any taxpayer identification number and any agreement that may be required by any Taxing Jurisdiction; and

         (iv) to the extent such Disposition is of Common Units issued pursuant to the Plan, two years have elapsed since the date of grant of such Units under the Plan, unless such Disposition is a gift or bequest for no consideration.

         (b) Subject to the requirements set forth in subsection (a) of this Section, a Member may not Dispose of all or any portion of that Member's Units except to an Affiliate of such Member, unless such Disposition is consented to by Members holding of record not less than two-thirds of the then outstanding Units (not taking into account the Units to be disposed of or any Common Units issued pursuant to the Plan), subject to the following exceptions:

         (i) Series B Preferred Units: Until such time as there shall be a Qualified Offering, (x) a Disposition by a holder of a Series B Preferred Unit (or, if converted into Common Unit, such Common Unit) shall be subject to a right of first refusal by the Company pursuant to Section 9.1(b)(iii), and (y) a holder of a Series B Unit shall have a right of co-sale with respect to sales of Units by holders of Series A Units.

         (ii) Series A Preferred Units: Coulter Corporation and IMG Technology, L.L.C. shall have a right of first refusal on the Units held by the other party pursuant to Section 9.1(b)(iii), which rights shall not expire upon a Qualified Offering; provided, however, that up to 20% of each party's Preferred Units (or upon conversion, Common Units) (in the aggregate) may be sold, assigned, transferred or otherwise conveyed by each party without restriction.

         (iii) Right of First  Refusal.  (a) The right of first  refusal in this
Section 9.1(b)(iii) shall be solely for the benefit of the Company, Coulter Corporation and IMG Technology, L.L.C.; (b) subject to the restrictions set forth in this Section 9.1 if any of the Coulter Corporation, IMG Technology, L.L.C. or a holder of Series B Preferred Units wishes to transfer any of its Units (such person or entity wishing to transfer its Units being the "Offering Unitholder") to any person or entity other than a Permitted Transferee (such non-Permitted Transferee being hereafter referred to as a "Third Party"), such Offering Unitholder shall deliver a written notice (an "Offer Notice") to the Company, (in case the Offering Unitholder is a holder of Series B Preferred Units), or to Coulter Corporation or IMG Technology, L.L.C., (in case the
Offering Holder is, respectively, IMG Technology, L.L.C. or the Coulter Corporation), (the "Remaining Holder"). The Offer Notice will describe in reasonable detail the number of Units being offered, the purchase price requested and all other material terms and conditions of the proposed transfer.

         For purposes of this Section 9.1, a Permitted Transferee shall mean, to the extent a transferee agrees to be bound by Section 9.1 hereof, (a) any subscriber to the Operating Agreement (a "Holder"), (b) the guardian, conservator, heir or estate of any Holder, (c) any corporation, partnership or limited liability company all of the outstanding securities and other interests of which are owned by a Holder, Holders and/or one or more members of the immediate family of one or more Holders, (d) any individuals or corporations who own directly or indirectly, all of the outstanding securities and other interests of a Holder or the guardian, conservator or estate of any such individuals as of the date hereof; (e) any trust, all of the beneficiaries of which are a Holder or members of his immediate family, (f) any affiliate controlled by, or under common control with, a Holder or members of such Holder's immediate family, or (g) an immediate member of such Holder's family.

         (b) Upon receipt of an Offer Notice from an Offering Unitholder, the Remaining Holder shall have the option to purchase all, but not less than all, of the Units being offered by giving written notice within ten business days after receipt of the Offer Notice. The Remaining Holder shall notify the Offering Unitholder and the Seller whether it desires to purchase the Units being offered, and shall consummate such purchase within 30 days after receipt of the Offer Notice.

         (c) If the Remaining Holder does not elect to purchase all of the Units, or the purchase of the Units is not consummated within 30 days after receipt of the Offer Notice, then the Offering Unitholder shall be free to sell the Units to any third party on terms no less favorable to the Offering Unitholder.

         SECTION 9.2 Rights of Transferees. Until such time (if at all) as such person becomes a Member in accordance with Article X, an assignee or other transferee of an Interest shall have no rights hereunder or with respect to the business and affairs of the Company or to become a Member.

         SECTION 9.3 Dispositions not in Compliance Void. Any Disposition or attempted Disposition of an Interest, or any part thereof, not in compliance with this Article shall be, and is declared to be, null and void ab initio.

                       ARTICLE X - ADMISSION OF SUBSTITUTE
                             AND ADDITIONAL MEMBERS

         SECTION 10.1 Admission of Substitute Members. (a) An assignee or other transferee of all or any portion of an Interest shall be admitted as a
Substitute  Member  and  shall  have  all  the  rights,  and  assume  all of the obligations, with respect to such Interest (including all the rights and obligations of the Member who assigned such Interest with respect thereto) only
(i) if such transfer complies in all respects with Section 9.1, (ii) upon compliance with the procedures for admission contained in Section 10.3 and (iii) upon receipt by the Company of written authorization from the Member transferring such Interest (with an appropriate signature guarantee, if requested by the Company).

         (b) The admission of a Substitute Member shall not release the Member who disposed of such Interest (or any part thereof), nor release any subsequent transferee of such Interest, from any liability to the Company in respect of such Interest that may have existed prior to such admission.

         SECTION 10.2 Admission of Additional Members. Subject to Article V, the Board of Managers shall have the authority to admit Additional Members and to determine the capital contributions of such Members and to issue such Interests in such classes or series and in such number of Units as the Board of Managers shall deem necessary or advisable.

         SECTION 10.3 Procedure for Admission. (a) No Person shall be admitted as a Substitute Member or Additional Member until (i) such Person and the Company execute an agreement (an "Admission Agreement") whereby such Person (A) agrees to the terms and conditions of this Agreement, as such agreement may be amended from time to time in accordance herewith, and to such other terms and conditions as the Board shall reasonably require in connection with such admission (provided such other terms and conditions are not inconsistent herewith), and (B) in the case of an Additional Member, agrees to make such capital contribution as the Board of Managers shall determine and (ii) in the case of an Additional Member, such Person has made the capital contribution required to be made pursuant to such Admission Agreement.

         (b) The Company will reflect the admission of a Member pursuant to this
Article in the records of the Company as soon as is reasonably practicable after satisfaction of the conditions set forth in this Article and the conditions, if any, set forth in the Admission Agreement to which such Person is a party.

         (c) For purposes of this Agreement, no person shall be deemed a Member until such time as such person is reflected as a Member on records of the Company as provided for in subsection (b) of this Section.

                      ARTICLE XI - DISSOCIATION OF A MEMBER

         SECTION 11.1 Dissociation. (a) A Person shall cease to be a Member upon the happening of any of the following events:

         (i)      the Disposition by a Member of his entire Interest;

         (ii)     the Member becoming a Bankrupt Member;

         (iii) in the case of a Member who is a natural person, the death of the Member or the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage such Member's estate;

         (iv) in the case of a Member that is a trust, the termination of the trust (but not merely the substitution of a new trustee);

         (v) in the case of a Member that is an Organization, the dissolution, winding-up, liquidation or merger of such Organization; or

         (vi) in the case of a Member that is an estate, the distribution by the fiduciary of the estate of its entire Interest in the Company.

         (b) Each Dissociated Member shall promptly notify the Company in writing of the date and the relevant facts surrounding his or its Dissociation.

         SECTION 11.2 Effect of Certain Dissociations. Upon the Dissociation of a Member other than pursuant to Section 11.1(a)(i), and if the Company is not thereby dissolved as provided in Section 12.1(c) the transferee or other successor in interest to the Dissociated Members Interest may, to the extent (and only to the extent) required by Section 18-604 of the Delaware Act, exercise all of such Dissociated Member's rights hereunder as if such Dissociated Member has not Dissociated and, upon compliance with Article X, such person shall be admitted as a Member.

         SECTION 11.3 Damages. The provision set forth herein shall not effect any claim for damages the Company may have against the Dissociated Member if such Dissociation is in violation of this Agreement. The Company shall have the right to offset any payments due under this

Agreement in respect of a Dissociated Member's Interest (whether payable to the Dissociated Member or any successor in interest) by any damages that the Company may incur as a result of the Dissociation of such Member in contravention of this Agreement.


                    ARTICLE XII - DISSOLUTION AND WINDING-UP

         SECTION 12.1 Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:

         (a)      the expiration of the Term;

         (b)      the written consent of all of the Members;

         (c) the entry of a decree of judicial dissolution of the Company under the Section 18-702 of the Delaware Act (or any successor provision).

         SECTION 12.2 Notice of Dissolution. Upon the dissolution of the Company, the Company shall promptly notify the Members of such dissolution.

         SECTION 12.3 Distribution of Proceeds Upon Dissolution. Upon dissolution of the Company, the Board of Managers shall immediately commence to wind-up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The proceeds of liquidation, after adequate provision has been made for the satisfaction of all liabilities of the Company (other than liabilities to Members in their capacity as such), shall be distributed, to the Members, as realized:

         (a) First, to the holders of the Series B Preferred Interests, an amount equal to the Series B Preferred Interests respective Initial Capital Contributions plus undistributed Preferred Allocations, if any (but in no event in an amount in excess of a holder's Capital Account).

         (b) Second, to the holders of the Series A Preferred Interests, an amount equal to the Series A Preferred Interests respective Initial Capital Contributions (but in no event in an amount in excess of a holder's Capital Account).

         (c) Third, to the holders of the Series A Preferred Interests, the Series B Preferred Interests and the Common Interests, pro rata, in accordance with and to the extent of their remaining respective Capital Accounts.

         (d) Last, to the holders of the Series A Preferred Interests, the Series B Preferred Interests and the Common Interests, on a per Unit basis without regard to class or series.

         SECTION 12.4 Termination. The winding-up of the Company shall be completed and the Company shall terminate when (i) all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, (ii) all of the remaining property and assets of the Company have been distributed to the Members in accordance with this Article, and (iii) a certificate of dissolution shall be delivered to the Secretary of State of the State of Delaware in the manner required by the Delaware Act.

                     ARTICLE XIII - MISCELLANEOUS PROVISIONS

         SECTION 13.1 Conversion to a Corporation. Upon approval by the Board of Managers and the Series A Preferred Interests pursuant to Section 5.3, the Company shall convert from a limited liability company to a corporation. Such conversion may be effected by a contribution by the Members of all of the Interests in the Company to a newly-formed corporation in exchange for shares of such corporation, by merger with or into a corporation solely for the purpose of converting the Company from a limited liability company to a corporation, or by some other means. Each class or series of interests shall be converted or exchanged into a class or series of equity securities of the resulting or surviving entity on a per Unit basis. Any and all Preferred Allocations shall not be taken into account in the conversion to a corporation.

         SECTION 13.2 Amendment. Except as otherwise provided in this Agreement or any Designation of any class or series of Interest, this Agreement may be amended or modified from time to time only by a written instrument adopted by Members holding of record a majority of the outstanding Units; provided, however, (x) the amendment of any provision of this Agreement increasing, decreasing or changing the manner of calculating any required vote or consent of the Members or which relate to sale rights and rights of first refusal shall require the affirmative vote or consent of 51% of the holders of the Series A Preferred Units and 51% of the holders of the Series B Preferred Units immediately prior to any such amendment, (y) without the written consent of each Member adversely affected thereby (the "Affected Member"), no amendment of this Agreement (including an amendment establishing a new series of Preferred Interests pursuant to Article 5) shall be made that (i) requires the Affected Member to make any additional contribution to the Company, (ii) alters the method of allocating to the Affected Member for tax purposes any items of income, gain, loss, deduction or credit, or (iii) alters the manner of computing the distributions of Company Property to the Affected Member hereunder; and (z) any amendment to this Agreement that would cause the Company to fail to be treated as a partnership for federal income tax purposes shall require the consent of all the Members.

         SECTION 13.3 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written oral agreements, and all contemporaneous oral agreements, relating to such matters.

         SECTION 13.4 Indemnification. (a) To the fullest extent permitted by the Delaware Act, a director of the Company shall not be personally liable to the Company or the Members for monetary damages for breach of duty as a director. Without limiting the foregoing in any respect, a director of the Company shall not be personally liable to the Company or the Members for monetary damages for breach of duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or the Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. If the Delaware Act is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware Act, as so amended. Any repeal or modification of this Section shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

         (b) (i) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any Proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another limited liability company, or a corporation, partnership, joint venture, trust or other enterprise (whether such request is made before or after the acts taken or allegedly taken or events occurring or allegedly occurring which give rise to such Proceeding), including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, manager, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Act, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent~that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in subsection (b) (ii) of this Section, the Company shall indemnify any such person seeking indemnification pursuant to this subsection in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board. In the event a director or officer of the Company shall serve as a director, manager, officer, employee or agent of any limited liability company, corporation, partnership, joint venture, trust or other enterprise in which the Company maintains an investment it shall be conclusively presumed for purposes of the indemnification provided for herein that such service has been undertaken at the request of the Company. The foregoing presumption shall apply regardless of whether such director or officer is serving such entity at the request of a third party or that his or her service with such entity was commenced prior to the effectiveness of this Section or prior to his or her becoming an officer or director of the Company. The right to indemnification conferred herein shall be a contract right based upon an offer from the Company which shall be deemed to be accepted by such person's service or continued service as a director or officer of the Company for any period after the offer is made and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Company may, by action of the Board, provide indemnification to employees or agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

         (ii) Right of  Claimant  to Bring  Suit.  If a claim  under  subsection
(b)(i) of this Section is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the Delaware Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board, independent legal counsel, or its Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware Act, nor an actual determination by the Company (including the Board, independent legal counsel, or its members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (iii) Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of this Agreement, the By-Laws, any other agreement with the Company, vote of the Board or the Members or disinterested directors or otherwise.

         (iv) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act or this Agreement.

         (v) Severability. If any subsection of this Section shall be deemed to be invalid or ineffective in any Proceedings, the remaining subsections hereof shall not be affected and shall remain in full force and effect.

         SECTION 13.5 Successors' Counterparts. This Agreement (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterpart had all executed one counterpart. Except to the extent expressly provided herein, no Person other than the Members and their respective executors, administrators, estates, heirs and legal successors, or their nominees or representatives, shall obtain any rights by virtue of this Agreement.

         SECTION 13.6 Governing Law. This Agreement shall be governed by in construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         SECTION 13.7 Filings. Following the execution and delivery of this Agreement, the Board of Managers shall promptly prepare, or cause to be prepared, any documents required to be filed and recorded under the Delaware Act, and the Board of Managers shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Board of Managers shall also promptly cause to be filed, recorded and published such statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

         SECTION 13.8 Power of Attorney. (a) Each Member does hereby constitute and appoint the Chairman of the Board or the Co-Chairmen of the Board, as the case may be, the President, and the Secretary of the Company, separately or jointly, with full power of substitution, as its true and lawful representative and attorney-in-fact, each in its name, place and stead to make, execute, sign, deliver and file (i) any amendment of the Certificate required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Company, (ii) any amendment to this Agreement made in accordance with the terms hereof, and (iii) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision of agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

         (b) The power of attorney granted hereby is coupled with an interest and shall (i) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Member granting the same or the transfer of all or any portion of such Member's Interest and (ii) extend to such Members successors, assigns and legal representatives.

         SECTION 13.9 Additional Documents. Each Member, upon the request of the Board of Managers, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

         SECTION 13.10 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) If given to the Company, in care of the President of the Company at the Company's mailing address set forth below:

                  300 American Road
                  Morris Plains, NJ  07950
                  Attn:  President

         (b) If given to any Member, at the address thereof set forth on the registration books maintained by or on behalf of the Company.

         Each such notice, request or other communication shall be effective (i) if given by telecopier, when transmitted to the number specified in such registration books and confirmation of receipt is received, (ii) if given by mail, 3 business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in such registration books.

         SECTION 13.11 No Partnership Intended for Nontax Purposes. The Members have formed the Company under the Delaware Act, and expressly do not intend hereby to form a partnership under either the Delaware Uniform Partnership Act or the Delaware Uniform Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall, notwithstanding any exculpatory provision herein to the contrary, be liable to any other Member who incurs personal liability by reason of such wrongful representation.

         SECTION 13.12 Rights of Creditors and Third Parties. This Agreement is entered into among the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement, any Admission Agreement or any other agreement between the Company and any Member with respect to any capital contribution to the Company or otherwise.

         SECTION 13.13 Headings. The table of contents and headings in this Agreement are included for convenience and reference only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         SECTION 13.14 Gender and Number. Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof n, "herein" and "hereunder" and words of similar import-shall refer to this Agreement as a whole and not to any particular provisions hereof. References to Section and Article numbers herein shall, unless otherwise indicated, refer to Sections and Articles of this Agreement.

         SECTION 13.15 No Waiver. The failure or delay on the part of any Member, the Company or the Board of Managers in exercising any right or remedy under this Agreement, or any other agreement between the parties, or otherwise, will not operate as a waiver thereof. The express waiver by any such Person of a breach of any provision of this Agreement by any other Person shall not operate or be construed as a waiver of any subsequent breach by said Person. No waiver will be effective unless and until it is in written form and signed by the waiving party.


         IN  WITNESS  WHEREOF,   the  parties  below  have  duly  executed  this
Agreement.

                                SIGNATURE PAGE TO
                               OPERATING AGREEMENT
                                       OF
                            IBC PHARMACEUTICALS, LLC


     The undersigned, desiring to become a Member and a holder of Common Units, Series A Preferred Units, Series B Preferred Units and/or Plan Units of IBC Pharmaceuticals, LLC (the "Company"), and to become a party to the Operating Agreement of the Company dated as of March __, 1999 as such agreement may be amended from time to time (this "Agreement"), hereby agrees to all of the terms and conditions of, and to be bound by, the Agreement.

     IN WITNESS WHEREOF, this counterpart signature page has been executed by the undersigned on this day of , 1999.





                                                     By:
                                                        Name:
                                                        Title:

                                                                       EXHIBIT A



                          Initial Members/Contributions
                                (See Section 6.1)


Initial Members                           Contribution         Value of Contribution            Units Issued
---------------                           ------------         ---------------------            ------------
                                                                                       Series A              Series B
                                                                                       Preferred             Preferred
IMG Technology, L.L.C.                     technology          $18,647,020             3,729,404 Units
Coulter Corporation                        technology and      $16,351,135             3,270,227 Units
                                           cash
Ira and Harriet Goldenberg, JTWROS         cash                $    15,000                                      3,000 Units
Richard Brosnahan                          cash                $    25,000                                      5,000 Units
Lee R. Goldenberg Trust                    cash                $   242,585                                     48,517 Units
LGC Investment II, L.P.                    cash                $   500,000                                    100,000 Units
EAC Investment II L.P.                     cash                $ 1,000,000                                    200,000 Units
Larry L. & Betty L. Koontz, JTWROS         cash                $    50,000                                     10,000 Units
Michael L. Brochu Revocable Trust          cash                $   250,000                                     50,000 Units
Laurence S. & Linda J. Wilson, JTWROS      cash                $   100,000                                     20,000 Units
Neil A. Goldenberg                         cash                $   242,585                                     48,517 Units
MSC Investment II, L.P.                    cash                $   500,000                                    100,000 Units
Claudette T. Amoroso                       cash                $    25,000                                      5,000 Units
Judith Levinson                            cash                $    25,000                                      5,000 Units
Robert Grenitz, M.D.                       cash                $    25,000                                      5,000 Units


                                                                       EXHIBIT B


                                Current Managers


         The Board of Managers of the Company as of the date of this Agreement consists of the persons listed below and such persons shall serve on such Board until their resignation or removal or until their successors shall have been elected and shall have qualified in accordance with this Agreement:

         1.       Michael L. Brochu (Acting CEO)

         2.       David Goldenberg (Chairman)

         3.       Jacques Barbet (COO)

         4.       Edgar Vivanco

         5.       Richard Williams (CFO)

                               Operating Agreement

                                       of

                            IBC Pharmaceuticals, LLC

                     (a Delaware Limited Liability Company)



                               As of March 5, 1999

                                TABLE OF CONTENTS


ARTICLE I - FORMATION; BUSINESS................................................1
         SECTION 1.1       Organization; Business..............................1
         SECTION 1.2       Management of the Company...........................1
         SECTION 1.3       Agreement; Inconsistencies with Delaware Act;
                           Reliance on this Agreement..........................1
         SECTION 1.4       Name................................................2
         SECTION 1.5       Effective Date......................................2
         SECTION 1.6       Term................................................2
         SECTION 1.7       Registered Agent and Office.........................2
         SECTION 1.8       Principal Office....................................2
         SECTION 1.9       Qualification in Other Jurisdictions................2

ARTICLE II - DEFINITIONS.......................................................3
         SECTION 2.1       Additional Member...................................3
         SECTION 2.3       Adjusted Capital Contributions .....................3
         SECTION 2.4       Admission Agreement.................................3
         SECTION 2.5       Affected Member ....................................3
         SECTION 2.6       Affiliate...........................................3
         SECTION 2.7       Agreement...........................................3
         SECTION 2.8       Available Cash .....................................3
         SECTION 2.9       Bankrupt Member.....................................3
         SECTION 2.10      Board of Managers or Board..........................4
         SECTION 2.11      Book Adjustments....................................4
         SECTION 2.12      Book Value..........................................4
         SECTION 2.13      Business Day........................................4
         SECTION 2.14      Capital Account.....................................4
         SECTION 2.15      Capital Account Ratio...............................4
         SECTION 2.17      Certificate ........................................4
         SECTION 2.18      Code................................................4
         SECTION 2.19      Common Member.......................................5
         SECTION 2.20      Common Interest.....................................5
         SECTION 2.21      Common Units........................................5
         SECTION 2.22      Company.............................................5
         SECTION 2.23      Company Liability...................................5
         SECTION 2.24      Company Minimum Gain................................5
         SECTION 2.25      Company Nonrecourse Liability.......................5
         SECTION 2.26      Company Property....................................6
         SECTION 2.27      Conversion Adjustment...............................6
         SECTION 2.28      Current Members.....................................6
         SECTION 2.29      Delaware Act........................................6
         SECTION 2.30      Designation.........................................6

         SECTION 2.31      Director............................................6
         SECTION 2.32      Disposition (Dispose)...............................6
         SECTION 2.33      Dissociation........................................6
         SECTION 2.34      Dissociated Member..................................6
         SECTION 2.35      Effective Date......................................6
         SECTION 2.36      GAAP................................................6
         SECTION 2.38      Initial Members.....................................6
         SECTION 2.39      Interest............................................7
         SECTION 2.40      Majority in Interest................................7
         SECTION 2.41      Member..............................................7
         SECTION 2.42      Member Minimum Gain.................................7
         SECTION 2.43      Member Nonrecourse Liability........................7
         SECTION 2.44      Money...............................................7
         SECTION 2.45      Nonrecourse Liabilities.............................7
         SECTION 2.46      Organization........................................8
         SECTION 2.47      Person..............................................8
         SECTION 2.49      Preferred Allocation ...............................8
         SECTION 2.50      Principal Office ...................................8
         SECTION 2.51      Proceeding..........................................8
         SECTION 2.52      Profit or Loss......................................8
         SECTION 2.53      Property............................................9
         SECTION 2.54      Qualified Offering .................................9
         SECTION 2.55      Regulations ........................................9
         SECTION 2.56      Related Person......................................9
         SECTION 2.57      Revaluation.........................................9
         SECTION 2.58      Revaluation Date....................................9
         SECTION 2.59      Revaluation Event...................................9
         SECTION 2.60      Series A Preferred Interest........................10
         SECTION 2.61      Series B Preferred Interest........................10
         SECTION 2.62      Series A Preferred Member..........................10
         SECTION 2.63      Series B Preferred Member..........................10
         SECTION 2.64      Series A Preferred Units...........................10
         SECTION 2.65      Series B Preferred Units...........................10
         SECTION 2.66      Substitute Member..................................10
         SECTION 2.67      Taxable Year.......................................10
         SECTION 2.68      Taxing Jurisdiction................................10
         SECTION 2.69      Tax Matters Partner................................10
         SECTION 2.70      Term...............................................10
         SECTION 2.71      Units..............................................10

ARTICLE III - BOARD OF MANAGERS...............................................11
         SECTION 3.1       Powers of the Board................................11
         SECTION 3.2       Current Board Members..............................11

         SECTION 3.3       Records to be Maintained...........................11
         SECTION 3.4       Reports to Members.................................11

ARTICLE IV - RIGHTS AND DUTIES OF MEMBERS.....................................12
         SECTION 4.1       General Rights.....................................12
         SECTION 4.2       No Right to Withdraw...............................12
         SECTION 4.3       Limited Liability of Members.......................12
         SECTION 4.4       Representations and Warranties.....................12

ARTICLE V - DESCRIPTION OF INTERESTS..........................................13
         SECTION 5.1       Classes and Series of Interests....................13
         SECTION 5.2       Common Units.......................................13
         SECTION 5.3       Series A Preferred Units...........................14
         SECTION 5.4       Series B Preferred Units...........................15
         SECTION 5.5       Other Units........................................15
         SECTION 5.6       Preferred Allocation...............................15
         SECTION 5.7       Voting.............................................16
         SECTION 5.8       Purchase of Interests by the Company...............16
         SECTION 5.9       Status of Unit Redeemed, Transferred or
                           Dissociated........................................16
         SECTION 5.10      Preemptive and Appraisal Rights....................16
         SECTION 5.11      Persons Deemed Members.............................17

ARTICLE VI - CONTRIBUTIONS AND CAPITAL ACCOUNTS...............................17
         SECTION 6.1       Initial Capital Contributions......................17
         SECTION 6.2       Maintenance of Capital Accounts....................17
         SECTION 6.3       Adjustments to Capital Accounts upon Distribution
                           of Assets..........................................18
         SECTION 6.4       Revaluation of Company Property....................18
         SECTION 6.5       Transfer of Capital Accounts.......................18
         SECTION 6.6       Compliance with Section 704(b) of the Code.........18

ARTICLE VII - ALLOCATIONS AND DISTRIBUTIONS...................................19
         SECTION 7.1       Allocations of Profit and Loss.....................19
         SECTION 7.2       Company Minimum Gain Chargeback....................20
         SECTION 7.3       Member Minimum Gain Chargeback.....................20
         SECTION 7.4       Qualified Income Offset............................20
         SECTION 7.5       Interim Distributions..............................20

ARTICLE VIII - TAXES..........................................................21
         SECTION 8.1       Elections..........................................21
         SECTION 8.2       Taxes of Taxing Jurisdictions......................21
         SECTION 8.3       Tax Matters Partner................................21
         SECTION 8.4       Method of Accounting...............................22
         SECTION 8.5       Company Tax Returns................................22
         SECTION 8.6       Tax Reports........................................22

199721.6

         SECTION 8.7       Taxation as Partnership............................22

ARTICLE IX - DISPOSITION OF INTERESTS.........................................22
         SECTION 9.1       Dispositions.......................................22
                  (i)      Series B Preferred Units...........................23
                  (ii)     Series A Preferred Units...........................23
                  (iii)    Right of First Refusal.............................23
         SECTION 9.2       Rights of Transferees..............................24
         SECTION 9.3       Dispositions not in Compliance Void................24

ARTICLE X - ADMISSION OF SUBSTITUTE
         AND ADDITIONAL MEMBERS...............................................24
         SECTION 10.1      Admission of Substitute Members....................24
         SECTION 10.2      Admission of Additional Members....................24
         SECTION 10.3      Procedure for Admission............................24

ARTICLE XI - DISSOCIATION OF A MEMBER.........................................25
         SECTION 11.1      Dissociation.......................................25
         SECTION 11.2      Effect of Certain Dissociations....................25
         SECTION 11.3      Damages............................................25

ARTICLE XII - DISSOLUTION AND WINDING-UP......................................26
         SECTION 12.1      Dissolution........................................26
         SECTION 12.2      Notice of Dissolution..............................26
         SECTION 12.3      Distribution of Proceeds Upon Dissolution..........26
         SECTION 12.4      Termination........................................27

ARTICLE XIII - MISCELLANEOUS PROVISIONS.......................................27
         SECTION 13.1      Conversion to a Corporation........................27
         SECTION 13.3      Entire Agreement...................................27
         SECTION 13.4      Indemnification....................................27
                  (i)      Right to Indemnification...........................28
                           ------------------------
                  (ii)     Right of Claimant to Bring Suit....................29
                           -------------------------------
                  (iii)    Nonexclusivity of Rights...........................29
                           ------------------------
                  (iv)     Insurance..........................................29
                           ---------
                  (v)      Severability.......................................29
                           ------------
         SECTION 13.5      Successors' Counterparts...........................30
         SECTION 13.6      Governing Law......................................30
         SECTION 13.7      Filings............................................30
         SECTION 13.8      Power of Attorney..................................30
         SECTION 13.9      Additional Documents...............................30
         SECTION 13.10     Notices............................................31
         SECTION 13.11     No Partnership Intended for Nontax Purposes........31
         SECTION 13.12     Rights of Creditors and Third Parties..............31

         SECTION 13.13     Headings...........................................31
         SECTION 13.14     Gender and Number..................................31
         SECTION 13.15     No Waiver..........................................32


EXHIBITS AND SCHEDULES

         Exhibit A - Initial Members
         Exhibit B - Current Managers